Exhibit 10.15(k)

ELEVENTH AMENDMENT TO NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT

This Eleventh Amendment to Non-Recourse Receivables Purchase Agreement (this “Amendment”) is entered into as of June 28, 2007, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Buyer”) and ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (“Seller”).

1.                                      DESCRIPTION OF EXISTING AGREEMENT.  Reference is made to a certain Non-Recourse Receivables Purchase Agreement by and between Buyer and Seller dated as of December 31, 2003, as amended by a certain First Amendment to Non-Recourse Receivables Purchase Agreement dated June 30, 3004, as further amended by a certain Second Amendment to Non-Recourse Receivables Purchase Agreement dated September 30, 2004, as further amended by a certain Third Amendment to Non-Recourse Receivables Purchase Agreement dated December 31, 2004, as further amended by a certain Fourth Amendment to Non-Recourse Receivables Purchase Agreement dated March 8, 2005, as further amended by a certain Fifth Amendment to Non-Recourse Receivables Purchase Agreement dated March 31, 2005, as further amended by a certain Sixth Amendment to Non-Recourse-Receivables Purchase Agreement dated December 29, 2005, as further amended by a certain Seventh Amendment to Non-Recourse Receivables Purchase Agreement dated as of July 17, 2006, as further amended by a certain Eighth Amendment to Non- Recourse Receivables Purchase Agreement dated as of September 15, 2006, as further amended by a certain Ninth Amendment to Non-Recourse Receivables Purchase Agreement dated as of January 12, 2007, and as further amended by a certain Tenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of April 13, 2007 (as further amended from time to time, the “Purchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Purchase Agreement

2.                                      DESCRIPTION OF CHANGE IN TERMS.

Modification to Purchase Agreement.

A.                                    The Purchase Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 1 thereto (and thereby amending the existing numbering in Section 1):

“                                          “Deficiency” has the meaning set forth in Section 8(b) hereof.”

“                                          “OFAC” has the meaning set forth in Section 6.1(h).”

B.                                    The Purchase Agreement shall be amended by deleting Section 2.1 thereof and inserting in lieu thereof the following Section 2.1:

“2.1                         Sale and Purchase.  Subject to the terms and conditions of this Agreement, with respect to each Purchase, effective on each applicable Purchase Date, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller all right, title, and interest (but none of the obligations with respect to) of the Seller to the payment of all sums owing or to be owing from the Account Debtors under each Purchased Receivable to the extent of the Purchased Receivable Amount for such Purchased Receivable.

Each purchase and sale hereunder shall be in the sole discretion of Buyer and Seller.  In any event, Buyer will not (i) purchase any Receivables in excess of an aggregate outstanding amount exceeding Sixty-Five Million Dollars ($65,000,000.00), or (ii) purchase any Receivables under this Agreement after October 16, 2007.  The purchase of each Purchased Receivable may be evidenced by an assignment or bill of sale in a form acceptable to Buyer.”

C.                                    The Purchase Agreement shall be amended by deleting the following text appearing in Section 6.1 thereof:

“                                          (g)                                  No Account Debtor set forth on the applicable Schedule with respect to such Purchased Receivable has objected to the payment for, or the quality or the quantity of the subject matter of, the Purchased Receivable, each such Account Debtor is liable for the amount set forth on such Schedule.”

and inserting in lieu thereof the following:

“                                          (g)                                  Seller and each Account Debtor set forth on the applicable Schedule with respect to such Purchased Receivable each comply in all material respects with all applicable laws, regulations and governmental rules, and that each Purchased Receivable is legally enforceable in accordance with its terms;

(h)                                 Seller is in compliance with all applicable laws, regulations and governmental requirements and guidance with respect to anti-money laundering and anti-terrorist financing and all applicable regulations issued or enforced by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”).  Seller specifically represents and warrants that, as of the date the Purchased Receivable is purchased by Buyer, no party to any Purchased Receivable is listed on the Specially Designated Nationals (as defined in any OFAC regulations) list or any similar list maintained by OFAC, and that the Purchased Receivable does not involve or relate to a country subject to United States sanctions and embargoes; and

(i)                                     No Account Debtor set forth on the applicable Schedule with respect to such Purchased Receivable has objected to the payment for, or the quality or the quantity of the subject matter of, the Purchased Receivable, each such Account Debtor is liable for the amount set forth on such Schedule.”

D.                                    The Purchase Agreement shall be amended by inserting the following text appearing at the end of Section 8(b) thereof:

“In addition, in the event that the Buyer receives payment of a Purchased Receivable in an amount less than the United States dollar value of the Total Purchased Receivables Amount for such Purchased Receivable as set forth on the Schedule solely and directly due to fluctuations in foreign exchange rates (the “Deficiency”), then the Seller shall immediately indemnify Buyer for the Deficiency in an amount equal to the Deficiency.  This provision shall survive the termination of this Agreement.”

3.                                      FEES.  Seller shall pay to Buyer a modification fee of $40,625.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Seller shall also reimburse Buyer for all legal fees and expenses incurred in connection with this Amendment.

4.                                      CONSISTENT CHANGES.  The Purchase Agreement is hereby amended wherever necessary to reflect the changes described above.

5.                                      RATIFICATION OF DOCUMENTS.  Seller hereby ratifies, confirms, and reaffirms all terms and conditions of the Purchase Agreement.

6.                                      CONTINUING VALIDITY.  Seller understands and agrees that in modifying the Purchase Agreement, Buyer is relying upon Seller’s representations, warranties, and agreements, as set forth in the Purchase Agreement.  Except as expressly modified pursuant to this Amendment, the terms of the Purchase Agreement remain unchanged and in full force and effect.  Buyer’s agreement to modifications to the Purchase Agreement pursuant to this Amendment in no way shall obligate Buyer to make any future modifications to the Purchase Agreement.

7.                                      NO DEFENSES OF SELLER.  Seller hereby acknowledges and agrees that Seller has no offsets, defenses, claims, or counterclaims against Buyer with respect to the Purchase Agreement or otherwise, and that if Seller now has, or ever did have, any offsets, defenses, claims, or counterclaims against Buyer, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Seller hereby RELEASES Buyer from any liability thereunder.

8.                                      COUNTERSIGNATURE.  This Amendment shall become effective only when it shall have been executed by Seller and Buyer.

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

SELLER:		BUYER:

ASPEN TECHNOLOGY, INC.		SILICON VALLEY BANK

By:	/s/ Leo S. Vannoni	By:	/s/ Michael Tramack

Name:	Leo S. Vannoni	Name:	Michael Tramack

Title:	Treasurer	Title:	Senior Vice President